UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): October 15, 2007

GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets

As previously reported on Form 8-K, on May 4, 2007, GeoPharma, Inc. (“GeoPharma” or the “Company”), Florida Merger Subsidiary Corp. (“Merger Sub”), a wholly-owned subsidiary of GeoPharma, and Dynamic Health Products, Inc. (“Dynamic Health”) executed an Agreement and Plan of Reorganization (the “Agreement”). The Agreement was approved by the boards of directors of the Company and Dynamic Health and was approved by each Company’s shareholders. On October 15, 2007, the merger was completed and Merger Sub was merged into Dynamic Health and as a result, it is now a wholly-owned subsidiary of GeoPharma. Each share of the issued and outstanding common stock of Dynamic Health has been canceled and extinguished and has automatically (subject to the Agreement) been converted into one-seventh (1/7) of one share of GeoPharma’s common stock, which shares have been registered with the Securities and Exchange Commission.

The following is a description of material relationships between GeoPharma, its affiliates and any of the parties to the Agreement, other than in respect of the Agreement.

Mr. Jugal K. Taneja is the Chairman of the Board of Directors of GeoPharma Mr. Taneja was previously Chairman of the Board of the Directors of Dynamic Health. Mihir K. Taneja and Mandeep K. Taneja are Jugal K. Taneja’s sons. Mr. Taneja owned 20.4% of the issued and outstanding shares of GeoPharma’s common stock and 29.2% of the issued and outstanding shares of Dynamic Health. As a result of the merger, Jugal K. Taneja beneficially owns 22.6% of the outstanding shares of GeoPharma common stock.

Mr. Mihir K. Taneja is the Chief Executive Officer of GeoPharma and was a shareholder of Dynamic Health. Mihir K. Taneja owned 9.1% of the issued and outstanding shares of GeoPharma’s common stock, and 8.9% of the issued and outstanding shares of Dynamic Health. As a result of the merger, Mihir Taneja beneficially owns 9.7% of the outstanding shares of GeoPharma common stock.

Mr. Mandeep K. Taneja is GeoPharma’s General Counsel. He was a director of Dynamic Health and its President since November 2000. He had also served as its Chief Executive Officer since December 2002. Mandeep Taneja owned 11.0% of Dynamic Health’s common stock. As a result of the merger, Mandeep Taneja beneficially owns 2.5% of the outstanding shares of GeoPharma’s common stock.

Mr. Kotha S. Sekharam is the President of GeoPharma and a member of its Board of Directors. Dr. Sekharam was previously a member of the Board of Directors of Dynamic Health. Dr. Sekharam owned 5.9% of the issued and outstanding shares of GeoPharma and 3.5% of the issued and outstanding shares of Dynamic Health. As a result of the merger, Dr. Sekharam owns 5.5% of the outstanding shares of GeoPharma common stock.

William LaGamba has been a director of Geopharma since July, 2005. Mr. LaGamba owned 2.9% of GeoPharma’s common stock, and together with his spouse owned an aggregate of 9.8% of Dynamic Health’s common stock. As a result of the merger, Mr. LaGamba owns 2.5% of the outstanding shares of GeoPharma’s common stock.

ITEM 2.02.	Results of Operations

On October 17, 2007, the Company issued a press release wherein it stated that the combined revenues of GeoPharma and Dynamic Health as a result of the merger is expected to be in excess of $90 million on an annualized basis. A copy of the press release is attached as an exhibit hereto.

ITEM 9.01.	Financial Statements and Exhibits

(a) Financial Statements of business acquired.

The financial statements of Dynamic Health will be filed by amendment no later than 71 calendar days after the date of this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form 8-K.

(b) Proforma financial information.

The proforma financial information will be filed by amendment no later than 71 calendar days after the date of this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form 8-K.

(c) Exhibits. The following documents are filed as exhibits to this report:

2.1 Agreement and Plan of Reorganization by and among GeoPharma, Inc., Florida Merger Subsidiary Corp. and Dynamic Health Products, Inc. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on May 17, 2007)

99.1 Press release issued October 17, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize

GEOPHARMA, INC.

Date: October 19, 2007	/s/ Mihir K. Taneja
Mihir K. Taneja,
Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone,
Vice President and Chief Financial Officer

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Exhibit Table

The following documents are filed as exhibits to this report:

2.1	Agreement and Plan of Reorganization by and among GeoPharma, Inc., Florida Merger Subsidiary Corp. and Dynamic Health Products, Inc. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on May 17, 2007)

99.1	Press release issued October 17, 2007

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